Columbia U.S. Treasury Index Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia World Equity Fund (formerly Columbia Global Equity Fund)
77B Accountant's Report on Internal Control


[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

             Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of Columbia Funds Series Trust I

In planning and performing our audits of the financial statements of Columbia World Equity Fund (formerly Columbia Global Equity Fund), Columbia Income Fund, Columbia Intermediate Bond Fund and Columbia U.S. Treasury Index Fund (the "Funds") as of and for the year ended March 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2006.

This report is intended solely for the information and use of management and the Board of Directors and Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 26, 2006





77C Matters submitted to a vote of security holders
Columbia Global Equity Fund

On September 16, 2005, a Special Meeting of the Shareholders of the Fund was held to approve the following items, as described in the combined Proxy Statement/Prospectus for the Meeting. The votes cast at the Meeting were as follows:

To elect Trustees:                          For                                 Withheld
------------------------------------- ----------------------------------- -----------------------------------
Douglas A. Hacker                     251,538,910.788                     4,263,833.338
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Janet Langford Kelly                  251,528,357.353                     4,274,386.773
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Richard W. Lowry                      251,683,555.163                     4,119,188.963
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Charles R. Nelson                     251,750,297.178                     4,052,446.948
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
John J. Neuhauser                     251,738,893.036                     4,063,851.090
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Patrick J. Simpson                    251,810,145.436                     3,992,598.690
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Thomas E. Sitzel                      251,716,092.327                     4,086,651.799
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Thomas C. Theobald                    251,754,592.177                     4,048,151.949
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Anne-Lee Verville                     251,490,856.305                     4,311,887.821
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
Richard L. Woolworth                  251,630,779.504                     4,171,964.622
------------------------------------- ----------------------------------- -----------------------------------
------------------------------------- ----------------------------------- -----------------------------------
William E. Mayer                      147,422,123.221                     108,380,620.905
------------------------------------- ----------------------------------- -----------------------------------

                  Shares of beneficial interest being a plurality of the shares represented at the Meeting.



2a: Amend fundament investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:         2,757,060.001 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:       125,434.921 Shares of beneficial interest
Abstain:       136,440.913 Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:     2,775,902.170 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:   114,934.719 Shares of beneficial interest
Abstain:   128,098.946 Shares of beneficial interest

2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:     2,797,307.114 shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    87,049.226 shares of beneficial interest
Abstain:   134,579.495 shares of beneficial interest

2e: Amendment to fundamental investment restrictions with respect to investments in real estate.

For:    2,791,747.429 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:   97,620.013 Shares of beneficial interest
Abstain:  129,568.393 Shares of beneficial interest

2f: Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:      2,776,578.505 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    86,845.717  Shares of beneficial interest
Abstain:   155,511.613  Shares of beneficial interest

2g: Elimination of fundamental investment restrictions with respect to purchasing securities on margin.

For:      2,733,548.359  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    148,110.126  Shares of beneficial interest
Abstain:    137,277.350  Shares of beneficial interest

2h: Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:       2,748,927.271  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     122,469.295  Shares of beneficial interest
Abstain:     147,539.269  Shares of beneficial interest


Columbia U.S. Treasury Index Fund


77C Matters submitted to a vote of security holders

On September 16, 2005, a Special Meeting of the Shareholders of the Columbia U.S. Index Fund was held to approve the following item, as described in the Combined Proxy Statement/Prospectus for the Meeting. The votes cast at the Meeting were as follows:

To elect Directors:
                                For                                Withheld
Douglas Hacker                11,004,660.656                      570,037.096
Janet Langford Kelly          11,026,935.977                      547,761.775
Richard W. Lowry              11,029,158.124                      545,539.628
Charles R. Nelson             11,034,284.607                      540,413.145
John J. Neuhauser             11,028,074.285                      546,623.467
Parick J. Simpson             11,033,136.888                      541,560.864
Thomas E. Stitzel             11,029.432.251                      545,265.501
Thomas C. Theobald            11,015.091.640                      559,606.112
Anne-Lee Verville             11,030.391.102                      544,306.650

                           shares of beneficial interest being a plurality of the shares represented at the Meeting.

2a: Amend fundamental investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:        7,287,473.722   Shares of beneficial interest being a majority of
                            the shares represented at the meeting.
Against:      482,981.861   Shares of beneficial interest
Abstain:      106,319.769   Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:       7,262,737.989  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     500,723.458  Shares of beneficial interest
Abstain:     113,313.905  Shares of beneficial interest

2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:        7,282,227.959   shares of beneficial interest being a majority of
                            the shares represented at the meeting.
Against:      435,106.817   shares of beneficial interest
Abstain:      159,440.576   shares of beneficial interest

2d: Amendment to fundamental investment restrictions with respect to investments in commodities.

For:       7,265,554.661  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     495,311.416  Shares of beneficial interest
Abstain:     115,909.275  Shares of beneficial interest

2e: Amendment to fundamental investment restrictions with respect to investments in real estate.

For:       7,275,331.704  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     473,928.344  Shares of beneficial interest
Abstain:     127,515.304  Shares of beneficial interest

2f: Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:         7,266,724.172   Shares of beneficial interest being a majority of
                             the shares represented at the meeting.
Against:       489,989.496   Shares of beneficial interest
Abstain:       120,061.684   Shares of beneficial interest

2g: Elimination of fundamental investment restrictions with respect to purchasing securities on margin.

For:        7,266,724.172    Shares of beneficial interest being a majority of
                             the shares represented at the meeting.
Against:      489,989.496    Shares of beneficial interest
Abstain:      120,061.684    Shares of beneficial interest

2h: Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:       7,265,372.764  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     507,342.244  Shares of beneficial interest
Abstain:     104,060.344  Shares of beneficial interest

2i: Elimination of fundamental investment restrictions with respect to short sales.

For:       7,256,285.076  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     509,393.103  Shares of beneficial interest
Abstain:     111,347.385  Shares of beneficial interest

2j: Amendment of fundamental investment restrictions with respect to concentrating investments in an industry.

For:        7,278,928.898  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      485,890.257  Shares of beneficial interest
Abstain:      111,961.197  Shares of beneficial interest

2k: Elimination of fundamental investment restrictions with respect to purchasing illiquid securities.

For:        7,265,372.764  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      507,342.244  Shares of beneficial interest
Abstain:      117,052.065  Shares of beneficial interest

2l: Elimination of fundamental investment restrictions with respect to investing in securities of other investment companies.

For:        7,272,794.997  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      497,205.007  Shares of beneficial interest
Abstain:      106,775.348  Shares of beneficial interest


Columbia Income Fund

2a: Amend fundament investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:         480,107,023.382  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:       7,966,647.091  Shares of beneficial interest
Abstain:       7,961,135.380  Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:        480,030,740.921  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      7,885,182.187  Shares of beneficial interest
Abstain:      8,118,822.745  Shares of beneficial interest

2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:         481,313,831.400  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:       7,440,277.563  shares of beneficial interest
Abstain:       7,280,696,889  shares of beneficial interest

2d: Amendment to fundamental investment restrictions with respect to investments in commodities.


Columbia Intermediate Bond Fund

2a: Amend fundament investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:        608,204,308.118  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     40,751,349.192  Shares of beneficial interest
Abstain:     12,591,168.336  Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:       607,111,170.959 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    41,293,202.541 Shares of beneficial interest
Abstain:    13,142,452.146 Shares of beneficial interest

2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:         609,211,488.804  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      39,074,098.248  shares of beneficial interest
Abstain:      13,261,238.595  shares of beneficial interest

2d: Amendment to fundamental investment restrictions with respect to investments in commodities.

For:         603,464,442.427  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      44,184,137.052  Shares of beneficial interest
Abstain:      13,898,246.167  Shares of beneficial interest

2e: Amendment to fundamental investment restrictions with respect to investments in real estate.

For:         606,047,425.732  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      42,324,082.626  Shares of beneficial interest
Abstain:      13,175,317.288  Shares of beneficial interest

2f: Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:         607,979,302.422   Shares of beneficial interest being a majority
                               of the shares represented at the meeting.
Against:     40,224,166.762    Shares of beneficial interest
Abstain:     13,343,356.462    Shares of beneficial interest

2h: Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:        603,489,205.421  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     44,304,322.656  Shares of beneficial interest
Abstain:     13,753,297.569  Shares of beneficial interest

2j: Amendment of fundamental investment restrictions with respect to concentrating investments in an industry.

For:       607,263,612.555  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:    41,753,628.085  Shares of beneficial interest
Abstain:    12,529,585.006  Shares of beneficial interest

Columbia Global Equity Fund

2a: Amend fundament investment restrictions with respect to borrowing money, pledging assets, and issuing senior securities.

For:          2,757,060.001  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:       125,434.921   Shares of beneficial interest
Abstain:       136,440.913   Shares of beneficial interest

2b: Amendment to fundamental investment restrictions with respect to making loans

For:        2,775,902.170  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:      114,934.719  Shares of beneficial interest
Abstain:      128,098.946  Shares of beneficial interest

2c: Amendment to fundamental investment restrictions with respect to diversification of investments.
For:         2,797,307.114  shares of beneficial interest being a majority of the shares represented at the meeting.
Against:        87,049.226  shares of beneficial interest
Abstain:       134,579.495  shares of beneficial interest

2e: Amendment to fundamental investment restrictions with respect to investments in real estate.

For:         2,791,747.429     Shares of beneficial interest being a
 majority of the shares represented at the meeting.
Against: 97,620.013        Shares of beneficial interest
Abstain: 129,568.393       Shares of beneficial interest

2f: Amendment to fundamental investment restrictions with respect to underwriting of securities.

For:       2,776,578.505   Shares of beneficial interest being a majority of the
                           shares represented at the meeting.
Against:      86,845.717   Shares of beneficial interest
Abstain:     155,511.613   Shares of beneficial interest

2g: Elimination of fundamental investment restrictions with respect to purchasing securities on margin.

For:        2,733,548.359  Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     148,110.126   Shares of beneficial interest
Abstain:     137,277.350   Shares of beneficial interest

2h: Elimination of fundamental investment restrictions with respect to investing for the purpose of exercising control.

For:       2,748,927.271 Shares of beneficial interest being a majority of the shares represented at the meeting.
Against:     122,469.295 Shares of beneficial interest
Abstain:     147,539.269 Shares of beneficial interest



Columbia U.S. Treasury Index Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia World Equity Fund (Funds)

77D Policies with respect to security investments

On November 1, 2005, the following language replaced the language currently in the section of the Statement of Additional Information entitled FUNDAMENTAL INVESTMENT POLICIES: FUNDAMENTAL INVESTMENT POLICIES The Investment Company Act of 1940, as amended (1940 Act), provides that a "vote of a majority of the outstanding voting securities" means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a Fund, or (2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. The following fundamental investment policies cannot be changed without such a vote.


Each Fund may not, as a matter of fundamental policy:
1. Underwrite any issue of securities issued by other persons within the meaning of the 1933 Act except when it might be deemed to be an underwriter either: (a) in connection with the disposition of a portfolio security; or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Portfolio's ability to invest in securities issued by other registered investment companies.
2. Purchase or sell real estate, except a Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate and it may hold and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of securities which are secured by real estate or interests therein.
3. Purchase or sell commodities, except that a Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts and enter into swap contracts and other financial transactions relating to commodities. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.
4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
6. Borrow money or issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
7. Purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that: (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Fund's assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder, or any applicable exemptive relief.

77D Policies with respect to security investments
Columbia World Equity Fund (formerly Columbia Global Equity Fund)

On February 17, 2006, in the Fund's Statement of Additional Information, the Fund's fundamental investment restriction relating to industry concentration was amended to provide that: "The Fund may not purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief."

Also on February 17, 2006, Shareholders of the Fund approved a proposal to amend the Fund's fundamental investment restriction relating to industry concentration. Accordingly, the Fund is no longer required to invest at least 25% of its total assets in the securities of utility companies and may invest without limit in U.S. and foreign equity securities and investment-grade debt securities not issued by utility companies.


77D Policies with respect to security investments cont'd

Columbia Income Fund

On February 17, 2006, the Fund's Prospectus was supplemented with the following information:

The fifth paragraph under the heading "Principal Investment Strategies" was revised in its entirety as follows:

The advisor has wide flexibility to vary the allocation among different types of debt securities based on its judgment of which types of securities will outperform the others. In determining whether to buy or sell securities, the advisor evaluates relative values of the various types of securities in which the Fund can invest (e.g., the relative value of corporate debt securities versus mortgage-backed securities under prevailing market conditions), relative values of various rating categories (e.g., relative values of higherrated securities versus lower-rated securities under prevailing market conditions), and individual issuer characteristics. The Fund may participate in mortgage dollar rolls.

The section under the heading "Principal Investment Risks" was revised to include the following:

Mortgage dollar rolls are transactions in which the Fund sells mortgage-backed securities to a dealer and simultaneously agrees to purchase similar securities in the future at a predetermined price. These transactions simulate an investment in mortgage-backed securities and have the potential to enhance the Fund's returns and reduce its administrative burdens, compared with holding mortgage-backed securities directly. Mortgage dollar rolls involve the risks that the market value of the securities the Fund is obligated to repurchase may decline below the repurchase price, or that the other party may default on its obligations. These transactions may increase the Fund's portfolio turnover rate.


Columbia Intermediate Bond Fund
77I Terms of new or amended securities
On January 23, 2006, Class R shares were offered by the Fund at net asset value, excluding any sales charge. The shares are not subject to an initial sales charge when purchased or contingent deferred sales charge when sold.

77E Legal Proceedings

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC (now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March 2004.

Under the terms of the SEC Order, the Columbia Group agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce management fees for certain Columbia Funds (including the former Nations Funds) and other mutual funds collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC. The independent distribution consultant has been in consultation with the staff of the SEC and has submitted a proposed plan of distribution. The SEC has not yet approved a final plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On March 1, 2006, for reasons stated in the court's memoranda dated November 3, 2005, the U.S. District Court for the District of Maryland granted in part and denied in part the defendants' motions to dismiss. The court dismissed all of the class action claims pending against the Columbia Funds Trusts and the Columbia Acorn Trust. As to Columbia, and the Distributor, the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940 ("ICA") and the state law claims were dismissed. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and claims under Section 36(b) of the ICA along with related claims under Section 48(a) of the ICA were not dismissed.

On March 21, 2005, a purported class action was filed in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.


77M Merger
Columbia U.S. Treasury Index Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia World Equity Fund (Funds)

On March 24, 2006, the Board of Trustees approved the reorganization of the Funds as a newly-formed series of Columbia Funds Series Trust I. The primary purpose of the Trust Reorganization is to facilitate compliance monitoring and administration for the Columbia Funds.


77O Transactions effected pursuant to Rule 10f-3
Columbia Income Fund

On January 9, 2006, Columbia Income Fund (Fund) purchased 1,125,000 par value of notes of Johnson Controls 5.25% 1/15/31 (Securities) for a total purchase price of $1,124,854 from JP Morgan pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Barclays Capital; Calyon securities; Commerzbank Corporates & Markets; LaSalle Capital Markets; ING Financial Markets; Piper Jaffray; KBC Financial Products; TD Securities; Wells Fargo Securities.

77O Transactions effected pursuant to Rule 10f-3
Columbia Income Fund

On January 11, 2006, Columbia Income Fund (Fund) purchased 3,000,000 par value of notes of Mohawk Industries 5.75% 01/15/11 (Securities) for a total purchase price of $2,996,940 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.



77O Transactions effected pursuant to Rule 10f-3
Columbia Income Fund

On February 15, 2006, Columbia Income Fund (Fund) purchased 1,500,000 par value of bonds of Residential Capital Corp 6% 2/22/11 (Securities)for a total purchase price of $1,494,000 from Credit Suisse First Boston pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: RBS Greenwich Capital; HSBC.

77O Transactions effected pursuant to Rule 10f-3
Columbia Income Fund

On February 27, 2006, Columbia Income Fund (Fund) purchased 1,015,000 par value of notes of Comcast Corp 5.5% 3/15/16 (Securities)for a total purchase price of $1,013,599 from Goldman Sachs & Co pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Deutsche Bank Securities; Merrill Lynch & Co.

77O Transactions effected pursuant to Rule 10f-3
Columbia Income Fund

On March 13, 2006, Columbia Income Fund (Fund) purchased 1,820,000 par value of bonds of Archstone Smith 5.75% 3/15/16 (Securities)for a total purchase price of $1,813,302 from JP Morgan pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of of members of the underwriting syndicate for the aforementioned Securities: Morgan Stanley; Citigroup; Lehman Brothersl ABN AMRO Incorporated; Commerzbank Corporates & Markets; Keybanc Capital Markets.

77O Transactions effected pursuant to Rule 10f-3
Columbia Income Fund

On March 23, 2006, Columbia Income Fund (Fund) purchased 1,000,000 par value of notes of XTO Energy 5.65% 4/1/16 (Securities)for a total purchase price of $999,170 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities:Citigroup; JP Morgan; BNP Paribas; Goldman Sachs & Co.; Morgan Stanley; UBS Investment Bank; Barclays Capital; Calyon Securities; Fortix Securities; Harris Nesbitt; Jefferies;
Lazard Capital Markets; RBS Greenwhich Capital; SunTrust Robinson Humphrey; Wachovia Securities; Wells Fargo Securities.

77O Transactions effected pursuant to Rule 10f-3
Columbia Income Fund

On January 26, 2006, Columbia Income Fund (Fund) purchased 190,000 par value of notes of NRG Energy Inc., 7.25% 14 (Securities)for a total purchase price of $190,000 from Morgan Stanley pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Lehman Brothers; Deutsche Bank Securities

Columbia Income Fund

On January 26, 2006, Columbia Income Fund (Fund) purchased 190,000 par value of notes of NRG Energy Inc., 7.25% 16 (Securities)for a total purchase price of $190,000 from Morgan Stanley pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Lehman Brothers; Deutsche Bank Securities

Columbia Income Fund

On January 10, 2006, Columbia Income Fund (Fund) purchased 55,000 par value of bonds of Westlake Chemicals 6.625% 16 (Securities)for a total purchase price of $54,821 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: JP Morgan; Credit Suisse First Boston.



77O Transactions effected pursuant to Rule 10f-3
Columbia Intermeidate Bond Fund

On January 9, 2006, Columbia Intermediate Bond Fund (Fund) purchased 2,210,000 par value of notes of Johnson Controls 5.25% 11/15/11 (Securities) for a total purchase price of $2,209,713 from JP Morgan pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; Barclays Capital; Calyon securities; Commerzbank Corporates & Markets; LaSalle Capital Markets; ING Financial Markets; Piper Jaffray; KBC Financial Products; TD Securities; Wells Fargo Securities.


On January 10, 2006, Columbia Intermediate Bond Fund (Fund) purchased 60,000 par value of bonds of Westlake Chemicals 6.625% 16 (Securities) for a total purchase price of $59,804 from Deutsche Bank pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: JP Morgan; Credit Suisse First Boston.


On February 15, 2006, Columbia Intermediate Bond Fund (Fund) purchased 5,150,000 par value of bonds of Residential Capital Corp 6% 2/22/11 (Securities)for a total purchase price of $5,129,400 from Credit Suisse First Boston pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: RBS Greenwich Capital; HSBC.


On February 27, 2006, Columbia Intermediate Bond Fund (Fund) purchased 2,320,000 par value of notes of Comcast Corp 5.5% 3/15/16 (Securities)for a total purchase price of $2,316,798 from Goldman Sachs & Co pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Deutsche Bank Securities; Merrill Lynch & Co.


On March 7, 2006, Columbia Intermediate Bond Fund (Fund) purchased 10,900,000 par value of bonds of CSMC 2006 CI 5.7375% 2/15/39 (Securities)for a total purchase price of $10,918,345 from Credit Suisse First Boston pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: GMAC Commercial Holding Capital Markets Corp; Keybanc Capital Markets.


On March 7, 2006, Columbia Intermediate Bond Fund (Fund) purchased 6,150,000 par value of bonds of Archstone Smith 5.75% 3/15/16 (Securities)for a total purchase price of $6,127,368 from JP Morgan pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities:Morgan Stanley; Citigroup; Lehman Brothersl ABN AMRO Incorporated; Commerzbank Corporates & Markets; Keybanc Capital Markets.



On March 23, 2006, Columbia Intermediate Bond Fund (Fund) purchased 2,000,000 par value of notes of XTO Energy 5.65% 4/1/16 (Securities)for a total purchase price of $1,998,340 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; JP Morgan; BNP Paribas; Goldman Sachs & Co.; Morgan Stanley; UBS Investment Bank; Barclays Capital; Calyon Securities; Fortix Securities; Harris Nesbitt; Jefferies;
Lazard Capital Markets; RBS Greenwhich Capital; SunTrust Robinson Humphrey; Wachovia Securities; Wells Fargo Securities.


On March 24, 2006, Columbia Intermediate Bond Fund (Fund) purchased 9,411,000 par value of bonds of JPMCC 2006LDP6 5.565% 4/15/43 (Securities)for a total purchase price of $9,457,951 from JP Morgan pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC (Advisor) o believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Europypo, IXIS, PNC; Citigroup; Merrill Lynch.



77Q1 Exhibits
Management Agreements incorporated herein by reference to Accession Number 0000950135-06-001779